eXHIBIT 10.95.1

SECOND amendment to the

MANAGeMENT DEFERRED COMPENSATION PLAN

As AMENDED AND RESTATED

The Management Deferred Compensation Plan, as amended and restated effective July 12, 2011, and as subsequently amended (the “Plan”), is hereby amended effective as of the close of December 31, 2012.

(1)            Explanation of Amendment

The Plan is amended to (a) replace the Plan with the Duke Energy Corporation Executive Savings Plan as a vehicle for the deferral of base salary after 2012, and (b) continue, for 2012, the matching contributions of those individuals who were members of the Progress Energy, Inc. SMC in the same manner before and after the merger by and between Progress Energy, Inc. and Duke Energy Corporation.

(2)           Amendment

(a)            Section 1.44 of the Plan is amended in its entirety to read as follows:

“1.44        “SMC Participant” shall mean, with respect to the entire 2012 calendar year during which such individual remains an Eligible Employee, an employee of the Company who was a member of the “Senior Management Committee” of Progress Energy, Inc. immediately prior to July 2, 2012.”

(b)            Section 3.2 of the Plan is hereby amended by adding the following at the end thereof:

“No Matching Allocation shall be made under the Plan with respect to Salary earned after the 2012 Plan Year.”

(c)             Article III is hereby amended by the addition of the following new Section 3.3:

“3.3            Freezing of Deferrals

No Participant shall be permitted to make a Deferral Election with respect to Salary earned after the 2012 Plan Year.”

IN WITNESS WHEREOF, Progress Energy, Inc. has caused this Amendment to be executed effective as of the date specified below.

PROGRESS ENERGY, INC.

By:             Jennifer L. Weber_________________

Title:   Executive Vice President

Date:  December 26, 2012